UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 12, 2017

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
New Director - Joseph M. Velli
On December 12, 2017, the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”) appointed Joseph M. Velli to the Board to fill a newly-created vacancy. Mr. Velli will serve until the 2018 annual meeting of stockholders of the Company and will be nominated for election at that meeting. In connection with the appointment of Mr. Velli to the Board, he was also appointed to serve as a member of the Board’s Audit Committee. Mr. Velli was selected as a director based on his extensive and strong experience, as summarized below.
Mr. Velli, 59, previously served as Senior Executive Vice President and as a member of the Senior Policy Committee of The Bank of New York (now BNY Mellon). During his 22-year tenure with The Bank of New York, Mr. Velli held a number of other positions, including heading Global Issuer Services, Global Liquidity Services, Pension and 401(k) Services, Consumer and Retail Banking, and Correspondent Clearing and Securities Services. Most recently, following his tenure with The Bank of New York, he served from 2006 to 2013 as Chairman and Chief Executive Officer of Convergex Group, LLC, a provider of software platforms and technology-enabled brokerage services. Prior to joining The Bank of New York, Mr. Velli was head of Citibank’s Depositary Receipt business.
Mr. Velli currently serves on the boards of directors of two public companies: Paychex, Inc. (Nasdaq: PAYX), a provider of payroll, human resource and benefits outsourcing services, where he is chair of the corporate development committee; and Computershare Limited (ASX: CPU), a global provider of corporate trust, stock transfer, employee share plan and mortgage servicing services, where he is chair of the remuneration committee. Mr. Velli previously served on the board of directors of E*TRADE Financial Corporation (Nasdaq: ETFC) until October 2014. Mr. Velli is a senior advisor to Lovell Minnick Partners, LLC, a private equity firm, and is also a member of the board of trustees for William Paterson University in Wayne, New Jersey.
Mr. Velli holds an M.B.A. in Finance from Fairleigh Dickinson University and a B.A. in accounting from William Paterson University.
The Board determined that Mr. Velli qualifies as an “independent director” under the rules of The Nasdaq Stock Market, LLC.
Prior to the 2018 annual meeting of stockholders of the Company, Mr. Velli shall receive compensation for serving on the Board as follows:

•
A cash retainer of $43,397 (the pro-rated portion of the $90,000 annual cash retainer amount paid to all directors for service between the 2017 and 2018 annual meetings of stockholders of the Company);

•
The grant of a number of restricted stock units equal in value to $101,260 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share on December 12, 2017 (rounded down to the nearest whole share), with such stock grant to vest on December 12, 2018 (such grant being the pro-rated portion of the $210,000 in restricted stock units, based on fair market value on date of grant, granted to all directors for service between the 2017 and 2018 annual meetings of stockholders of the Company); and

•	For service on the Board’s Audit Committee and any other committee of the Board Mr. Velli may be appointed to, $1,500 per meeting (excluding telephonic meetings of 30 minutes or less).
Mr. Velli has entered into the Company’s standard form of indemnification agreement for directors and officers with the Company.
Retiring Director - Robert E. Weissman
On December 14, 2017, Robert E. Weissman retired from the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Karen McLoughlin
Name:	Karen McLoughlin
Title:	Chief Financial Officer
Date: December 14, 2017